Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated February 4, 2010 (including amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Alloy, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  February 4, 2010

SIMCOE PARTNERS, L.P.

By:	Simcoe Management Company, LLC, its general partner

By:	/s/ Jeffrey Jacobowitz
	Name:	Jeffrey Jacobowitz
	Title:	Manager

SIMCOE OPPORTUNITY PARTNERS, L.P.

By:	Simcoe Management Company, LLC, its general partner

By:	/s/ Jeffrey Jacobowitz
	Name:	Jeffrey Jacobowitz
	Title:	Manager

SIMCOE SERVICE COMPANY, LLC

By:	/s/ Jeffrey Jacobowitz
	Name:	Jeffrey Jacobowitz
	Title:	Manager

SIMCOE MANAGEMENT COMPANY, LLC

By:	/s/ Jeffrey Jacobowitz
	Name:	Jeffrey Jacobowitz
	Title:	Manager

/s/ Jeffrey Jacobowitz
JEFFREY JACOBOWITZ